UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2014

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	001-34139	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102-3110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 22, 2014, the Federal Housing Finance Agency (FHFA), as conservator of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) and Fannie Mae (formally known as the Federal National Mortgage Association), announced that it has reached an agreement with Goldman Sachs & Co. and affiliates to settle litigation previously initiated by FHFA related to residential non-agency mortgage-related securities purchased by Freddie Mac and Fannie Mae. Under the terms of the agreement, Goldman Sachs & Co. will make a cash payment of approximately $2.154 billion to Freddie Mac in exchange for certain residential non-agency mortgage-related securities with an unpaid principal balance of approximately $2.145 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

August 25, 2014	By:	Kevin MacKenzie

Name: Kevin MacKenzie
Title: VP and Deputy General Counsel - Corporate Securities